UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): July 16, 2015

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 16, 2015 (the “Effective Date”), Marathon Patent Group, Inc. (the “Company”) entered into a forbearance agreement (the “Agreement”) with MedTech Development, LLC (“Holder”), the holder of a Promissory Note issued by the Company, dated October 10, 2014 (“Note”).  Pursuant to the Agreement, the term of the Note shall be extended to October 1, 2015 and the Note shall accrue interest starting from May 13, 2015.  In addition, the Company agreed to make certain mandatory prepayments under certain circumstances and issue to the Holder 200,000 shares of restricted common stock of the Company.

The issuance of the securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

The foregoing description of the principal terms of the Consulting Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement. To the extent required by rules and regulations promulgated by the Securities and Exchange Commission, the Company intends to file the Agreement with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. To the extent that the Agreement is filed, the Company may seek confidential treatment for certain terms of the Agreement at the time of filing of the Form 10-Q.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated by reference into Item 3.02.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 21, 2015

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer